EXHIBIT 16.1


                               Grant Thornton LLP



November 28, 2005



Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:      Tarrant Apparel Group
         File No. 000-26006

We have read Item 4.01 of the Form 8-K/A of Tarrant Apparel Group dated November 17, 2005 and agree with the statements concerning our Firm contained therein.


Very truly yours,


/S/ GRANT THORNTON LLP
----------------------------
Grant Thornton LLP